SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 2, 2010

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway, Suite 100
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed.  Such risks and uncertainties include but are not limited to those discussed in this report and in BioTime's other reports filed with the Securities and Exchange Commission. Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.

Section 8 – Other Events

Item 8.01 – Other Events.

We have been awarded three grants totaling approximately $733,000 under the U.S. Government's Qualifying Therapeutic Discovery Project (“QTDP”) program. The QTDP program was part of the Patient Protection and Affordable Care Act signed into law on March 23, 2010.

The QTDP was created by Congress to support investment in qualified biomedical projects that “show potential to develop new therapies, address unmet medical needs, and reduce the long-term growth of healthcare costs.” A qualifying therapeutic discovery project is one designed to diagnose, treat or prevent diseases or conditions by conducting preclinical studies or clinical trials or carrying out research protocols for the purpose of securing approval from the Food and Drug Administration.

The grants awarded to us were for the maximum amount allowed for three of our programs: our orthopedic product development focusing on novel cell progenitors of cartilage, which is being conducted through our subsidiary OrthoCyte Corporation; our ACTCellerate™ platform for generating embryonic progenitor cells, and our ReCyte™ induced pluripotent stem (iPS) cell technology program.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release dated November 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date:	November 3, 2010	By:	/s/ Robert W. Peabody
Senior Vice President, Chief Operating
Officer and Chief Financial Officer

Exhibit Number	Description
99.1	Press release dated November 3, 2010